UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC  20549

FORM 8-K

CURRENT  REPORT

PURSUANT TO SECTION 13  OR  15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 21, 2011

TRYCERA FINANCIAL, INC.
 (Exact name of registrant as specified in its Charter)

Nevada	0-30872	33-0910363
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

18200 Von Karman Ave, Suite 850
Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 263- 1800
(Registrant’s telephone number, including area code)

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Items 1.01 and 3.02   Entry into a Material Definitive Agreement and Unregistered Sales of Equity Securities

On March 30, 2011, we entered into a Subscription Agreement with Legacy Resources Development, LLC, (“Legacy”) whereby this private group has agreed to purchase 50,000,000 shares of our common stock at $.05 per share for an aggregate purchase price of $2,500,000.  The Company received $100,000 on April 21, 2011 from this group, representing the initial payment for the shares and deeming the signed subscription agreement effective.  The Company will receive the balance of the funds from Legacy over the course of the next (8) quarters.  The shares will be issued in reliance upon the exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.  The certificates evidencing the above mentioned shares contain a legend (1) stating that the shares have not been registered under the Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Act.

Item 9.01	Financial Statements and Exhibits

c)	Exhibits

10.1 Subscription Agreement dated March 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRYCERA FINANCIAL, INC.
(Registrant)

Date: April 26, 2011	By: /s/ Ray A. Smith
Ray A. Smith
President